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Exhibit 23.1

Independent Auditors' Consent

     We consent to the incorporation by reference in Registration Statements Nos. 333-56340, 333-41137, 333-35237, and 333-08559 of InVision Technologies, Inc. on Form S-8 and Registration Statement No. 333-62821 of InVision Technologies, Inc. on Form S-3 of our report dated February 9, 2001 appearing in this Annual Report on Form 10-K of InVision Technologies, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
San Jose, California
March 28, 2001

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Independent Auditors' Consent